UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2013

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On August 28, 2013, the registrant amended the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors ("Plan”). The registrant amended the Plan to provide that the sum of (i) a participant's deferrals pursuant to the Plan during a plan year, and (ii) the deductions from the participant's director's salary, fees, and retainers payable to the participant that are made during such plan year pursuant to The Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan (the “DRIP”), must be equal to at least 25% of the participant's total director's salary, fees, and retainers that are earned from the participating companies (in the aggregate) during such plan year. The Plan was further amended to provide that if a participant's deferrals pursuant to the Plan during a plan year are less than 25% of his or her director's salary, retainer, and fees that are earned from participating companies (in the aggregate) for such plan year, then the participant must submit to, or have on file with, the plan administrator of the DRIP an authorization card that requires deductions pursuant to the DRIP that are sufficient to ensure that the requirements of the prior sentence are satisfied. No other terms of the Plan were amended.

The foregoing brief description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 10.1.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1	Amendment to the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	August 30, 2013	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO